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                 MANAGEMENT CONSULTING CONTRACT
                 ------------------------------

THIS AGREEMENT is made as of the 1st day of February, 2000.

BETWEEN:

		YOGESH PAREKH, of 233 North Palo Cedro Drive,
Diamond Bar, California  91765

		("Parekh")

OF THE FIRST PART

AND:

CROSSNET VENTURES, INC.
a company incorporated pursuant to the laws of the State of Nevada

		("Crossnet")

OF THE SECOND PART

WHEREAS:

A.	Crossnet is engaged in the business of developing and
marketing an Internet Web site business for the Indian community at the Company's www.india@.com web sites.

B.	Parekh been appointed as Chief Operating Officer of
Crossnet.

C.	Crossnet desires to retain Parekh as a consultant to
provide his services as Chief Operating Officer of Crossnet and to oversee the implementation of the Company's business plan, a copy of which is attached to this Agreement (the India@.com Business Plan), on the terms and subject to the conditions of this Agreement.

D.	Parekh has agreed to provide his services to Crossnet as a
consultant on the terms and subject to the conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.		ENGAGEMENT

1.1		Appointment:  Crossnet hereby contracts for the services
of Parekh and Parekh hereby agrees with Crossnet to perform services for Crossnet as a consultant in accordance with the terms and conditions of this Agreement.

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                                2

1.2		Scope of Duties:  Parekh agrees to act as Chief Operating
Officer of Crossnet and to perform the following responsibilities and duties to Crossnet to be provided by Parekh to Crossnet as consulting services (the "Consulting Services"):

	(a)	Parekh will manage and supervise the development,
marketing, operations and implementation of the "India@.com" internet business to be developed and marketed by Crossnet (the "India@.com Business") in accordance with the India@.com Business Plan;

	(b)	Parekh will exercise management and supervision over
the day-to-day business operations of the Corporation;

	(c)	Parekh will report directly to board of directors of
Crossnet;

	(d)	Parekh will perform such other duties and observe such
instructions as may be reasonably assigned to him from time to time by or on behalf of the board of directors of Crossnet in his capacity as Chief Operating
Officer, provided such duties are within the scope of the India@.com Business and implementation of the India@.com Business Plan.

Parekh acknowledges and agrees that the provision of the Consulting Services will be on a full-time basis, being approximately 40 hours a week. Parekh may be engaged in other activities not in competition with his duties to the Company or in breach of this Agreement provided that these activities do not derogate or impair the performance of his duties and obligations to the Company under this Agreement.

1.3		Best Efforts:  Parekh shall at all times use its best
efforts to advance the interests of Crossnet, and shall faithfully, industriously, and to the best of its abilities, perform the responsibilities and duties described above.

1.4		Covenants and Restrictions:  Parekh covenants and
agrees with Crossnet that Parekh will not engage in any activities which would bring Crossnet's reputation into disrepute.

1.6		Independent Contractor:  Parekh will at all times be
an independent contractor and shall not at any time be or be deemed to be an employee of Crossnet.

2.		TERM

2.1	Initial Term:  The initial term of this Agreement
shall be two (2) years, commencing on the date of this Agreement, subject to earlier termination as hereinafter provided.

2.2	Renewal:  This Agreement may be renewed for further
terms of such duration and upon such terms and conditions as Parekh and Crossnet may mutually agree upon in writing.

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                                3

3.		PAYMENT FOR CONSULTING SERVICES

3.1	Crossnet shall pay to Parekh a consultant fee in
consideration for the provision of the Consulting Services equal to the sum of $10,000 US per month (the "Consultant Fee"), subject to adjustment for the merit and performance of Parekh, at the sole discretion of the board of directors of the Company.

3.2	The Consulting Fee shall be payable by Crossnet to
Parekh on the last business day of each month during the term of this Agreement, with the first payment being due and payable on February 29, 2000.

3.3	Parekh shall deliver to Crossnet at the end of each
month, a report detailing all activities and services provided to Crossnet for that month, if requested by Crossnet.

3.4	Crossnet will pay to Parekh, in addition to the
Consultant Fee, the reasonable travel and promotional expenses and other specific expenses incurred by Parekh in provision of the Consulting Services, provided Parekh has obtained the prior written approval of Crossnet.

3.5	Parekh may be granted, subject to the approval of
Crossnet's board of directors, incentive stock options to purchase shares of Crossnet's common stock in such amounts and at such times as the Board of Directors of Crossnet, in their absolute discretion, may from time to time determine. Such options will be in an amount and of a nature similar to those granted by Crossnet to its other directors and senior officers, with adjustment for the merit and performance of Parekh.

4.		CONFIDENTIALITY

4.1		Confidential Information and Non-Disclosure.  Parekh
acknowledges and agrees with Crossnet that all information connected with the India@.com Business, Crossnet's Web sites, technology and business, including without limitation, all business plans, Web sites, information, computer code, data, inventions, improvements, modifications, developments, technical manuals, or process-flow manuals, customer information and pricing information is confidential, and Parekh covenants and agrees with Crossnet to use his best efforts to ensure that such information does not become public knowledge and undertakes not to use such information for any purpose other than the business of the Company or to disclose such information or any part thereof to any other person except as may be necessary to carry out his rights and obligations under this Agreement. The obligations referred to in this paragraph shall continue beyond the termination of this Agreement.

5.		ASSIGNMENT OF INTELLECTUAL PROPERTY

5.1		Assignment of Intellectual Property.  Any and all
copyright, trade secrets, inventions, discoveries, knowledge, information, developments and improvements made or conceived by Parekh in the course of management or development of the India@.com Business during the term of this Agreement shall be the sole and exclusive

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                                4

property of Crossnet, and Parekh will,
whenever requested by Crossnet, execute any and all applications, assignments and other instruments which Crossnet shall deem necessary in order to assign and convey to Crossnet the sole and exclusive right, title and interest in and to the copyright, trade secrets, inventions, discoveries, knowledge and information, developments or improvements. The obligations referred to in this paragraph shall continue beyond the termination of this Agreement.

6.		TERMINATION

6.1	Termination by Crossnet for Default:  Crossnet may
terminate this Agreement at any time in the event of any breach of any material term of this Agreement, provided that written notice of default has been delivered to Parekh and Parekh has failed to remedy the default within thirty days of the date of delivery of notice of default.

6.2	Termination by Crossnet without Cause.  Crossnet may
terminate this Agreement at its option without cause or breach of any material term of this Agreement by Parekh upon the payment to Parekh of an amount equal to six month's Consultant Fee. Upon completion of the payment provided by this Section 6.2, Crossnet will have no further liability or obligation to Parekh.

6.3	Termination by Parekh for Default: Parekh may
terminate this Agreement at any time in the event of any breach of any material term of this Agreement by Crossnet, provided that written notice of default has been delivered to Crossnet and Crossnet has failed to remedy the default within thirty days of the date of delivery of notice of default.

7.		OTHER PROVISIONS

7.1	Governing Law and Arbitration:  This Agreement shall
be governed by and construed in accordance with the laws of the State of Nevada and each party hereto adjourns to the
jurisdiction of the courts of the State of Nevada.   Any dispute
or claim arising hereunder shall be settled by arbitration. Any party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. The arbitration hearing shall be commenced thirty (30) days following the date of delivery of notice of arbitration by one party to the other, by the American Arbitration Association ("AAA") as arbitrator. The arbitration shall be conducted in Las Vegas, Nevada in accordance with the commercial arbitration rules promulgated by AAA, and each party shall retain the right to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both. The decision of the arbitrator shall be final, binding and conclusive on all parties (without any right of appeal therefrom) and shall not be subject to judicial review. As part of its decision, the arbitrator may allocate the cost of arbitration, including fees of attorneys and experts, as he or she deems fair and equitable in light of all relevant circumstances. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

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                                5

7.2	Notice:  Any notice required or permitted to be given
under this Agreement shall be in writing and may be delivered personally or by telex or telecopier, or by prepaid registered post addressed to the parties at the above-mentioned addresses or at such other address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by telex or telecopier, on the date of delivery and, if mailed as aforesaid, then on the seventh business day after and excluding the day of mailing.

7.3	Personal Nature:  This Agreement is a contract for
services and may not be assigned in whole or in part by Parekh.

7.4	Amendments:  This Agreement constitutes the entire
agreement between the parties and may only be amended in writing.

7.5	Severability. In the event that any term of this
Agreement that is held to be unlawful or unenforceable is severable and the remaining terms of the Agreement remain in force and effect.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day first above written.

SIGNED, SEALED AND DELIVERED
BY YOGESH PAREKH
in the presence of:

/s/ Bruce Elliott                       /s/ Yogesh Parekh
__________________________________      ______________________
Signature                               YOGESH PAREKH

Bruce Elliott
__________________________________
Name

Geneva, Switzerland
__________________________________
Address


CROSSNET VENTURES, INC.
by its authorized signatory:

/s/ Bruce Elliott
________________________________
Authorized Signatory